UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 19, 2016
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 19, 2016, Flex Pharma, Inc. (the "Company") will present a poster and provide a presentation, each of which is entitled "Orally-administered TRPV1 and TRPA1 Activators Reduce Night Leg Cramps in a Randomized, Blinded, Placebo-Controlled, Crossover Human Trial," at the Annual Meeting of the American Academy of Neurology. The poster and presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Forward-Looking Statements.

Statements contained in, or incorporated by reference into, this Current Report on Form 8-K regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Flex Pharma, Inc. poster.
99.2	Flex Pharma, Inc. presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: April 19, 2016
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Flex Pharma, Inc. poster.
99.2	Flex Pharma, Inc. presentation.